SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BLACKROCK MASSACHUSETTS TAX-EXEMPT TRUST

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-3196366
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

100 Bellevue Parkway Wilmington, Delaware (Address of Principal Executive Offices)	19809 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. : ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares of Beneficial Interest, par value $0.01	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

BlackRock Massachusetts Tax-Exempt Trust, a Massachusetts business trust, (the “Fund”) is filing this Form 8-A in connection with the transfer of the listing of its common shares of beneficial interest (the “Common Shares”) from the NYSE American LLC (the “NYSE American”) to the New York Stock Exchange (the “NYSE”). Upon commencement of trading of the Common Shares on the NYSE, the Fund will voluntarily withdraw the Common Shares from listing on the NYSE American.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Capital Shares” in the Registrant’s Registration Statement on Form 497 (Nos. 333-127231 and 811-07660) as filed electronically with the Securities and Exchange Commission (the “Commission”) on September 28, 2005 (Accession No. 0000891092-05-001857).

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLACKROCK MASSACHUSETTS TAX-EXEMPT TRUST

By:	/s/ John M. Perlowski
Name:	John M. Perlowski
Title:	President

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